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Exhibit 5
                               FAEGRE & BENSON LLP

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                   2500 REPUBLIC PLAZA, 370 SEVENTEENTH STREET
                           DENVER, COLORADO 80202-4004
                             TELEPHONE 303-592-9000
                             FACSIMILE 303-820-0600


                                November 30, 2001


ACT Teleconferencing, Inc.
1658 Cole Boulevard, Suite 130
Golden, CO  80401

         RE:      Selling Shareholders' Registration on Form S-1

Ladies and Gentlemen:

         You have requested our opinion as counsel for ACT Teleconferencing, Inc., a Colorado corporation, in connection with your registration statement on Form S-1 under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering by certain selling shareholders of 2,659,001 shares of ACT common stock, no par value. Certain of the shares to be offered underlie warrants held by the selling shareholders and will not be issued until and unless the warrants are exercised.

         We have examined ACT's Form S-1 filed with the Securities and Exchange Commission on or about November 30, 2001. We have also examined the amended and restated articles of incorporation of ACT as on file with the Secretary of State of the State of Colorado, the amended and restated bylaws and the minute book of ACT, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed in this opinion. We have also consulted with officers and directors of ACT to clarify, confirm, or supplement the foregoing documentation.

         Based on the foregoing, it is our opinion that (a) the shares of ACT common stock offered for sale by the selling shareholders that have already been issued are, in fact, legally and validly issued and are fully paid and non-assessable; and (b) the shares of ACT common stock that underlie warrants held by certain of the selling shareholders, when issued as contemplated in the registration statement, will be legally and validly issued and fully paid and non-assessable, and all of the necessary corporate action on the part of ACT will have been taken to authorize the sale of the shares.

         We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.


                                Very truly yours,

                                /s/ FAEGRE & BENSON LLP

                                Faegre & Benson LLP


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